Exhibit 4.1

INDENTURE,

dated as of April 4, 2013

among

AMERICAN APPAREL, INC.

as Company,

THE GUARANTORS PARTY HERETO,

as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and as Collateral Agent

13.0% Senior Secured Notes due 2020

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10

(a)(2)	7.10

(a)(3)	7.10

(a)(4)	N.A.

(a)(5)	7.10

(b)	7.03; 7.08; 7.10

(c)	N.A.

311(a)	7.03; 7.11

(b)	7.03; 7.11

312(a)	2.05

(b)	7.07; 11.03

(c)	11.03

313(a)	7.06

(b)	7.06

(c)	7.06

(d)	7.06

314(a)	4.06; 4.21

(b)	12.02

(c)(1)	4.06; 11.04

(c)(2)	11.04

(c)(3)	4.06

(d)	12.03

(e)	11.05

(f)	N.A.

315(a)	7.01(b)

(b)	7.05

(c)	7.01(a)

(d)	7.01(c)

(e)	6.11

316(a)(last sentence)	2.09

(a)(1)(A)	6.05

(a)(1)(B)	6.04

(a)(2)	N.A.

(b)	6.07

(c)	9.04

317(a)(1)	6.08

(a)(2)	6.09

(b)	2.04

318(a)	11.01

(b)	N.A.

(c)	11.01

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

3

i

(continued)

(continued)

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v

EXHIBITS

Exhibit A                                             Form of Note

Exhibit B                                             Form of Legend for Global Notes

Exhibit C                                             Form of Certificate of Transfer

Exhibit D                                             Form of Certificate of Exchange

Exhibit E                                              Form of Certificate from Acquiring Institutional Accredited Investor

Exhibit F                                               Form of Supplemental Indenture

INDENTURE, dated as of April 4, 2013, among American Apparel, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) party hereto and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13.0% Senior Secured Notes due 2020:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes (including by designation) a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries, (2) assumed in connection with the acquisition of assets from such Person or (3) secured by a Lien encumbering any asset acquired by the Company or a Restricted Subsidiary and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation provided that, for the avoidance of doubt, if such Indebtedness is repurchased, redeemed, retired, defeased (whether by Covenant Defeasance or Legal Defeasance), discharged or otherwise repaid (or if irrevocable deposit has been made for the purpose of such repurchase, redemption, retirement, defeasance (whether by Covenant Defeasance or Legal Defeasance), discharge or repayment) at the time, or substantially concurrently with the consummation, of the transaction by which such Person is merged with or into or became a Restricted Subsidiary (including by designation) of such specified Person, then such Indebtedness shall not constitute Acquired Indebtedness.  Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from a Person or the date a Person becomes a Restricted Subsidiary.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means all 13.0% Senior Secured Notes due 2020 issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02, and together with any increase in principal amount thereof in connection with the payment of Special Interest.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.14 and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such Note on April 15, 2017 (such Redemption Price being that described in Section 3.01(a)) plus (2) all required remaining scheduled interest payments due on such Note through April 15, 2017, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date.  Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)                                 an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of:

(1)                                 any Capital Stock of any Restricted Subsidiary of the Company (other than directors’ qualifying shares or interests or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries); or

(2)                                 any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.10 and/or Section 5.01 and not by Section 4.11; and

provided, however, that Asset Sales shall not include:

(a)                                 a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b)                                 any disposition of products, services, inventory or accounts receivable in the ordinary course of business (including in connection with the collection or compromise thereof) and any sale or other disposition of damaged, worn-out, excess or obsolete property or assets in the ordinary course of business (including sales in connection with store closings and the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(c)                                  the lease, assignment, sublease, license or sublicense of any real, personal or intellectual property or other general intangible property in the ordinary course of business;

(d)                                 a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(e)                                  the granting of Liens permitted or not prohibited by Section 4.15;

(f)                                   any Restricted Payment permitted under Section 4.09 or a Permitted Investment;

(g)                                  the sale of Cash Equivalents;

(h)                                 any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(i)                                     any issuance, sale, or transfer of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(j)                                    to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property for use in any Permitted Business;

(k)                                 any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary by reason of eminent domain or similar governmental actions; and

(l)                                     the grant of buy-out options to licensees of trademarks and other intellectual property pursuant to license agreements entered into in the ordinary course of business and the sale of such trademarks and other intellectual property to such licensees, provided that the proceeds from any such sale are applied as Net Proceeds for purposes of Section 4.11.

“Attributable Debt” in respect of a sale and leaseback transaction occurring on or after the date hereof means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capitalized Lease Obligation.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to:

(1)                                 80% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal month for which consolidated financial statements are available; plus

(2)                                 50% of the book value of inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal month for which consolidated financial statements are available.

Notwithstanding the foregoing, the Borrowing Base shall be adjusted to give pro forma effect to any acquisitions or Asset Sales by the Company and/or any Restricted Subsidiary since the end of the most recent fiscal month for which consolidated financial statements are available, as if such acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month, with such adjustment to be effective upon consummation of any such acquisition or Asset Sale.

“Business Day” means a day that is not a Legal Holiday.

“Canadian Credit Agreement” means, that certain Credit Agreement, dated as of December 30, 2009, as amended, restated, refinanced, replaced, amended and restated, supplemented or otherwise modified, among the Company’s existing Canadian Subsidiaries and Bank of Montreal.

“Canadian Intercreditor Agreement” means an intercreditor agreement among the collateral agent under the Canadian Credit Agreement, the Collateral Agent and the Administrative Agent.

“Canadian Subsidiary” means any Subsidiary of the Company organized under the laws of Canada or any province thereof.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

(5)                                 any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1), (2), (3) or (4) above.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP.  The amount of Indebtedness represented by such obligation at the time any determination is to be made will be the amount of such obligation that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)                                 direct obligations of, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                 direct obligations of, or unconditionally guaranteed by, any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)                                 commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody’s;

(4)                                 certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by, and time deposit, demand deposit and money market deposit accounts issued or offered by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus and undivided profits of not less than $500.0 million;

(5)                                 repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)                                 investments in any money market fund which has substantially all of its assets in the types of investments referred to in clauses (1) through (5) above; and

(7)                                 in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time.

“Cash Management Obligations” means, with respect to any Person, all obligations (including fees, expenses and overdrafts and related liabilities) of such Person to any other Person that arise from credit cards, stored value cards, credit card processing services, merchant card services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) (in each case, other than one or more Permitted Holders);

(2)                                 the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(3)                                 any Person or Group (other than one or more Permitted Holders and other than any entity formed for the purpose of owning Capital Stock of the Company) shall become the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company; or

(4)                                 individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election, appointment or nomination for election was previously so approved) (together, the “Incumbent Directors”) cease for any reason to constitute a majority of such Board of Directors then in office.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Capital Stock of the Company or any of its direct or indirect parent companies shall not itself be considered a “Person” or “Group” for purposes of clause (3) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “Person” or “Group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, societe anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, which secures the Indenture Obligations.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Canadian Intercreditor Agreement, the Security Agreement, the Pledge Agreement, the IP Security Agreement, each Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted by the Company or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed, in each case, as the same may be in force from time to time.

“Common Collateral” means all of the assets of the Company or any Guarantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or held as security for both the Credit Facility Claims and the Indenture Obligations and including, without limitation, all proceeds and products thereof.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or membership interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock or membership interests.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                 Consolidated Net Income; and

(2)                                 to the extent Consolidated Net Income has been reduced thereby:

(a)                                 provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes of such Person (including any future taxes or other levies which replace or are intended to be in lieu of such taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b)                                 Consolidated Interest Expense;

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d)                                 business optimization expenses, streamlining costs, exit or disposal costs, facilities and store closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges); provided that the amount of cash charges added back under this clause (d) with respect to any actions initiated following the Issue Date, shall not exceed, in the aggregate, 10% of Consolidated EBITDA (after giving effect to the addition of such amount) for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence, assumption, repayment, repurchase, redemption, defeasance (whether by Covenant Defeasance or Legal Defeasance), discharge, retirement, cancellation or other acquisition (or the making of an irrevocable deposit in furtherance thereof) of any Indebtedness (other than for working capital purposes pursuant to working capital facilities) or the issuance, repurchase or redemption (or making of an irrevocable deposit in furtherance thereof) of Disqualified Capital Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) (the foregoing, the “Event”) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Event, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2)                                 any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), including increases in ownership of Restricted Subsidiaries, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Calculation Date (and the change in Consolidated EBITDA resulting therefrom);

(3)                                 cost savings and other operating expense reductions and improvements that have been realized or that are reasonably expected to be realized within 12 months of the Transaction Date, as determined by the chief financial officer or other senior financial officer of such Person or a Restricted Subsidiary (in his or her reasonable judgment), in connection with the transaction which is being given pro forma effect, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or the approval by the Board of Directors of any closing) of any store or facility, as applicable (regardless of whether those cost savings and operating expense reductions could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC), in an aggregate amount not to exceed 10% of Consolidated EBITDA in any Four Quarter Period;

(4)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date;

(5)                                 the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of such Person or any of the Restricted Subsidiaries following the Transaction Date;

(6)                                 any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(7)                                 any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.” If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                       interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at the average rate per annum on such Indebtedness during the period of four fiscal quarters (or if less, such period of time that it was outstanding and) ending on or most recently ended prior to the Transaction Date (and taking into account Interest Swap Obligations and all Obligations under Currency Agreements); provided that interest on any Indebtedness actually incurred on the Transaction Date or not outstanding on the last date of such four fiscal quarter period, shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                 notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

(3)                                 interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such specified Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs); plus

(2)                                 the product of (x) the amount of all dividend payments on any Disqualified Capital Stock of such Person and any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, whether paid or accrued and whether or not capitalized, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and the interest component of any deferred payment obligations; (c) amortization or write-off of deferred financing costs or debt issuance costs; and (d) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)                                 after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)                                 unusual, non-recurring or extraordinary after-tax gains or losses, income or expenses;

(3)                                 solely for purposes of determining the amount available for Restricted Payments under Section 4.09(iii)(A) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for restrictions (x) for which a waiver or consent has been obtained or (y) imposed pursuant to Indebtedness which has been irrevocably called for redemption, repurchase or other acquisition or in respect of which the required steps have been taken to have such Indebtedness defeased or discharged, or a deposit has been made for such purpose; provided that net income of such Restricted Subsidiary shall be included in Consolidated Net Income to the extent of dividends, distributions or similar payments paid or permitted to be paid to the referent Person or a Restricted Subsidiary of the referent Person;

(4)                                 the net income (or loss) of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions or similar payments paid or permitted to be paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5)                                 any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)                                 all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8)                                 the cumulative effect of a change in accounting principles;

(9)                                 interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity;”

(10)                          non-cash charges resulting from impairment of assets or from the write-off or write-down, or amortization of, intangibles and other assets;

(11)                          gains, losses or non-cash charges resulting from or attributable to (x) currency translation and transactional gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from Currency Agreements), (y) derivative instruments (including amortization of warrants and changes in derivatives liabilities) and hedging activities (including Interest Swap Obligations), or the cancellation or extinguishment thereof, including any adjustments resulting from the application of FASB No. 133 or similar statements or accounting provisions, and (z) early extinguishment or cancellation of Indebtedness;

(12)                          any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Indenture, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Capital Stock or other equity based awards or rights or equivalent instruments, and income (loss) attributable to deferred compensation plans or trusts;

(13)                          any fees, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale or other disposition, issuance, tender, exchange or repayment of Indebtedness (including this offering of Notes) or Capital Stock, as applicable, financing or refinancing transactions or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), including the amount of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s)

governing any such Indebtedness or Capital Stock and any charges or non-recurring costs incurred during such period as a result of any such transaction;

(14)                          effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks;

(15)                          in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor prior to such consolidation, merger or transfer of assets; and

(16)                          in the case of a specified Person that has been acquired by the referent Person or any of its Restricted Subsidiaries (including by becoming a Restricted Subsidiary or by merger, consolidation or sale of all or substantially all of such specified Person’s assets), the income (or loss) of such specified Person prior to the date it was so acquired by the referent Person or any of its Restricted Subsidiaries.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions.

Further, for purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such referent Person or of a company or business acquired by such referent Person (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information, and the amount of any restructuring charges or reserves), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such referent Person shall be added to the Consolidated Net Income of such referent Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such referent Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization (including the amortization of goodwill and of deferred financing fees) and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary, unusual or non-recurring item or loss or any such charge or expense which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of:  (a) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that is secured by a Lien to (b) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made, and in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Consolidated Total Net Leverage Ratio” means, as of December 31, 2013, the ratio of: (a) (i) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of December 31, 2013 minus (ii) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of December 31, 2013 (other than any such cash or Cash Equivalents identified as “restricted” on the Company’s consolidated balance sheet as of such date) to (b) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the year ended December 31, 2013, and in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Credit Agreement” means the Credit Agreement dated as of the Issue Date, by and among American Apparel (USA), LLC as borrower and the Company and the other Guarantors, the lenders party thereto (together with their successors and assigns, the “Lenders”) and Capital One Leverage Finance Corp., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time, including pursuant to one or more agreements evidencing revolving credit agreements, commercial paper facilities, term loan facilities, letters of credit facilities, receivables financings and/or notes or bond financings (including increasing the amount of available borrowings thereunder or extending the maturity thereunder (provided that any such increase in borrowings is permitted under clause (2) of the definition of “Permitted Indebtedness”) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) and whether by the same or any other agent, lender or group of lenders.

“Credit Facility Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the Credit Facility Collateral Documents pursuant to a Permitted Lien described in clause (22) of the definition thereof.

“Credit Facility Claims” means (a) Permitted Credit Facility Debt; (b) the Credit Facility Cash Management Obligations and the Credit Facility Hedging Obligations, and (c) all other Obligations of the Company and the Guarantors under the documents relating to Indebtedness described in clauses (a) and (b) above.

“Credit Facility Collateral Documents” has the meaning set forth in the Intercreditor Agreement.

“Credit Facility Documents” means the Credit Agreement, any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Facility Claims or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Credit Facility Hedging Obligation or Credit Facility Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other Credit Facility Claim, and any other related document or instrument executed or delivered pursuant to any Credit Facility Document at any time or otherwise evidencing any Credit Facility Claims.

“Credit Facility Hedging Obligations” means any Interest Swap Obligations or Currency Agreements that are permitted to be incurred under clause (4) of the definition of “Permitted Indebtedness” and that are secured by any Common Collateral under the Credit Facility Collateral Documents pursuant to Permitted Liens subject to the Intercreditor Agreement.

“Credit Facility Lenders” means the Persons holding the Credit Facility Claims, including the Administrative Agent.

“Credit Facility Priority Collateral” consists of all of the Company’s and each Guarantor’s existing and future assets, consisting of: (i) accounts, (ii) inventory, (iii) cash, (iv) deposit accounts and all cash, checks and other instruments on deposit therein or credited thereto, (v) securities accounts and all investment property, (vi) tax refunds, (vii) intercompany notes and obligations, (viii) proceeds of business interruption insurance, (ix) royalties and contract and license rights, (x) instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, payment intangibles and all supporting obligations and general intangibles to the extent they arise out of or relate to the foregoing in clauses (i) through (ix), and (xi) books, records and the proceeds of the foregoing (including insurance proceeds of the foregoing). Notwithstanding anything to the contrary in the immediately preceding sentence, the following shall not constitute Credit Facility Priority Collateral: (w) trademarks, licenses, trade names, patents, trade secrets, domain names, and copyrights of the Company or any Guarantor, and general intangibles necessary for the operation of the equipment, machinery and motor vehicles, including warranties and operational manuals and similar items, (x) any Capital Stock of any direct or indirect Subsidiary of the Company, (y) any general intangibles relating to any of the foregoing, and (z) the identifiable proceeds of each of the foregoing.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate delivered to the trustee, setting forth the basis of such valuation.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the stated maturity date of the Notes for cash or is convertible into or exchangeable for, in each case at the option of the holder thereof, debt securities of the Company or its Subsidiaries at any time prior to such anniversary; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Capital Stock and (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means a public or private offering of Common Stock of the Company or any holding company of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement, and together with any increase in principal amount thereof in connection with the payment of Special Interest.

“Exchange Offer” means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for Exchange Notes.

“Excluded Assets” means:

(1)                                 vehicles and other property covered by certificates of title or ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;

(2)                                 owned real property having a Fair Market Value less than $2.5 million and leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(3)                                 any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, to which the Company or any Guarantor is party;

(4)                                 any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(5)                                 the voting Capital Stock of any Foreign Subsidiary in excess of 65% of all of the outstanding voting Capital Stock of such Foreign Subsidiary;

(6)                                 property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (6), (7) or (13) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(7)                                 (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts, (iii) deposit accounts or securities accounts specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s or any Guarantor’s salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (iv) pension fund accounts and 401(k) accounts, (v) local depository accounts and securities accounts so long as such accounts are for transfer to, and are subject to regular automated sweeps to, a concentration account, and (vi) deposit accounts, securities accounts and commodities accounts having a balance of less than $2.5 million at any time in the aggregate for all such accounts;

(8)                                 any Capital Stock and other securities of any Subsidiary of the Company or any Guarantor to the extent that the pledge of such Capital Stock or other securities to secure the Notes or the Guarantees would cause such Subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X;

(9)                                 any intent-to-use trademark applications filed in the United States Patent and Trademark Office to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law; provided that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall cease to be considered an Excluded Asset;

(10)                          any commercial tort claims, whether now owned or hereafter acquired, if the amount of all such commercial tort claims do not exceed $2.5 million in the aggregate;

(11)                          Capital Stock of any Unrestricted Subsidiary; and

(12)                          Capital Stock of any Person (other than a Restricted Subsidiary), to the extent, and for so long as, such pledge is not permitted or is restricted by the terms of such Person’s organizational or joint venture documents or other agreements with holders of such Capital Stock.

provided, that notwithstanding the foregoing, no asset described in clause (1) through (7) or (9) through (12) above shall constitute an “Excluded Asset” if such asset is subject to a Permitted Lien described in clause (18) of the definition thereof.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, that with respect to any price less than $7.5 million only the good faith determination by an Officer of the Company shall be required.

“Foreign Restricted Subsidiary” means, with respect to any Person, a Foreign Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and any Subsidiary of such Subsidiary and (b) any Subsidiary of such Person substantially all the assets of which are “Controlled Foreign Corporations” as defined in Section 957 of the Code.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immaterial Subsidiary” means, any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets together with all other Immaterial Subsidiaries and Consolidated EBITDA of less than 5.0% of the Company’s Total Assets and Consolidated EBITDA (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, division, or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 the principal amount of indebtedness of such Person for borrowed money;

(2)                                 the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations and Attributable Debt of such Person;

(4)                                 all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by ninety (90) days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(6)                                 guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                                 all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)                                 all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9)                                 all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means the Notes, this Indenture, the Guarantees and the Collateral Agreements.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents.  Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm:  (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” means the first $206.0 million aggregate principal amount of Notes issued under the Indenture on the Issue Date, and together with any increase in principal amount thereof in connection with the payment of Special Interest.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act, but is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

“Interest Payment Date” means April 15 and October 15 of each year; provided that if any such day is not a Business Day, interest shall be paid on the next succeeding Business Day as if payment had been made on such non-Business Day.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than extensions of trade credit to customers (including Restricted Subsidiaries) or advances, deposits or payments to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person.  If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.

Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof for cash (valued at its Fair Market Value at the time of such sale, as determined in good faith by the Company’s Board of Directors), (y) any cancellation of any Investment in the form of a guarantee without payment therefor by such guarantor or (z) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Company or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.09:

(1)                                 “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“IP Security Agreement” means the Intellectual Property Security Agreement, dated as of the Issue Date, made by the Company and certain of the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Issue Date” means the date of original issuance of the Initial Notes.

“Junior Lien Priority” means, relative to specified Indebtedness, having a Lien priority junior to that of the Lien securing the Obligations in respect of such Indebtedness on some or all of the Collateral and subject to the Intercreditor Agreement.

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance or hypothecation of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interests security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien).

“Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.

“Maturity Date” means April 15, 2020.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations but only when received) in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                 reasonable out-of-pocket costs, commissions, expenses and fees incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                 all taxes and other costs and expenses actually paid or estimated in good faith by the Company or such Restricted Subsidiary, as the case may be, to be payable in cash or accrued as a liability under GAAP in connection with or as a consequence of such Asset Sale;

(3)                                 repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4)                                 appropriate amounts to be provided by the Company or such Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any adjustment in the sale price of the property or assets that are subject of such Asset Sale, any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, treated as single class of securities, as amended or supplemental from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Notes Priority Collateral” means all existing and future property and assets owned by the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations (other than any Excluded Assets or Credit Facility Priority Collateral).

“Obligations” means all obligations for principal, premium, interest (including in the case of Obligations in respect of the Notes all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate specified in this Indenture or the Notes, even if such interest is not enforceable, allowable or allowed as claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes hereunder.

“Offering Memorandum” means the offering memorandum of the Company, dated March 28, 2013, as used in connection with the Offering.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the General Counsel, any Vice President and any Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee and/or the Collateral Agent, as applicable.

“Other Pari Passu Lien Obligations” means:

(1)                                 any Additional Notes; and

(2)                                 any other Indebtedness having (x) Pari Passu Lien Priority relative to the Notes with respect to the Notes Priority Collateral and (y) Pari Passu Lien Priority relative to the Notes, Junior Lien Priority relative to the Notes or no Lien, in each case with respect to the Credit Agreement Priority Collateral;

provided, that such Indebtedness shall have a stated maturity date that is the same as or later than that of the Notes and an authorized representative of the lenders under or holders of such Indebtedness shall have executed a joinder to the Collateral Agreements.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien securing the Obligations in respect of such Indebtedness on some or all of the Collateral and subject to the Intercreditor Agreement.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Credit Facility Debt” means Indebtedness permitted pursuant to clause (2) of the definition of “Permitted Indebtedness.”

“Permitted Holder” means:  (1) Dov Charney, any of his Affiliates and any of his immediate family members; and (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a 50% or more controlling interest of which consist of Persons referred to in the immediately preceding clause (1).

“Permitted Indebtedness” means, without duplication, each of the following:

(1)                                 Indebtedness under the Notes (not including any Additional Notes) and the Exchange Notes issued in the Offering and the related Guarantees, in each case, including any increase in the principal amount of the Notes and the Exchange Notes in connection with the payment of Special Interest;

(2)                                 Indebtedness incurred pursuant to the Credit Agreement (including letters of credit and bankers’ acceptances) in an aggregate principal amount at any time outstanding not to exceed (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed the sum of (A) the greater of (x) $50.0 million and (y) 48% of the Borrowing Base as of the date of such incurrence of Indebtedness plus (B) the amount of additional Indebtedness incurred pursuant to the Credit Agreement, the proceeds of which are used solely to redeem, repurchase, tender for or otherwise retire for value Notes, including the payment of accrued interest, premiums and fees with respect thereto;

(3)                                 other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)                                 Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5)                                 Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness of the Company or any Restricted Subsidiary of the Company, such Currency Agreements do not increase the Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)                                 intercompany Indebtedness of the Company or any Restricted Subsidiary for so long as such Indebtedness is held by the Company or any Restricted Subsidiary; provided, that (a) if owing by the Company or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the Obligations of the Company under the Notes and the other Indenture Documents or such Guarantor under its Guarantee and the other Indenture Documents, as the case may be, and (b) if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (17), (18) or (20) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (6) by the Company of such Indebtedness;

(7)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of such incurrence;

(8)                                 Indebtedness of the Company or any of its Restricted Subsidiaries in respect of or represented by letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that are issued in support of, or to provide security for, (a) trade obligations or (b) any other liabilities (including workers’ compensation claims and payment obligations in connection with self-insurance or similar requirements but excluding any liabilities in respect of borrowed money or any other Indebtedness), in each case, in the ordinary course of business;

(9)                                 obligations of the Company or any of its Restricted Subsidiaries in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any such Restricted Subsidiary in the ordinary course of business;

(10)                          Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness (including Capitalized Lease Obligations or Purchase Money Indebtedness arising in connection with a sale and leaseback transaction) of the Company and its Restricted Subsidiaries (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed the greater of (a) $15.0 million and (b) 5% of the Total Assets of the Company as of the end of the most recently completed fiscal quarter for which financial statements are available, at any time outstanding;

(11)                          Refinancing Indebtedness (other than Indebtedness incurred pursuant to clauses (2), (10), (14) and (18) of the definition of “Permitted Indebtedness”;

(12)                          Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(13)                          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for guarantees, indemnification, earn-out or adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business or assets solely for the purpose of financing such acquisition or disposition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the Fair Market Value of non-cash proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(14)                          Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors in an aggregate amount not to exceed $15.0 million at any one time outstanding;

(15)                          Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company; provided that, after giving effect to the transactions that result in the incurrence thereof, on a pro forma basis, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.08 or (b) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would not be less than immediately prior to such transactions;

(16)                          Indebtedness incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(17)                          Guarantees of Indebtedness otherwise permitted under this Indenture;

(18)                          additional unsecured Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(19)                          Cash Management Obligations;

(20)                          Indebtedness in respect of netting services, automatic clearing house arrangements and similar arrangement in the ordinary course of business in each case in connection with deposit and securities accounts; and

(21)                          to the extent constituting Indebtedness, obligations in respect of agreements for the payment of premiums or to finance the payment of premiums owing by the Company or any Guarantor under any insurance policies entered into in the ordinary course of business.

For purposes of determining compliance with Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (21) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company will be permitted, in its sole discretion, to classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant; provided, that Permitted Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date under clause (2) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of any Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

“Permitted Investments” means:

(1)                                 Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment, a Restricted Subsidiary or that will merge or consolidate with or into the Company or a Restricted Subsidiary, or that transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; provided that such Investments following the Issue Date made by the Company and the Guarantors in Restricted Subsidiaries of the Company which are not Guarantors, and which do not become Guarantors in connection with such Investment, shall not (i) consist of intellectual property and (ii) exceed $35.0 million in the aggregate at any time outstanding;

(2)                                 (a) Investments in the Company by any Restricted Subsidiary of the Company, (b) Investments in any Foreign Restricted Subsidiary by any other Foreign Restricted Subsidiary, and (c) Investments consisting of Capital Stock of a Foreign Restricted Subsidiary contributed or otherwise transferred to a Wholly Owned Subsidiary;

(3)                                 Investments in cash and Cash Equivalents;

(4)                                 Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, not for speculative purposes and otherwise in compliance with this Indenture;

(5)                                 Investments in the Notes (including Additional Notes, if any);

(6)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7)                                 Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 or from a sale or other disposition of assets not constituting an Asset Sale;

(8)                                 Investments in existence on the Issue Date and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(9)                                 loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.5 million at any one time outstanding;

(10)                          advances, loans, rebates and extensions of trade credit (including the creation of receivables) to suppliers, vendors and customers (including Restricted Subsidiaries), and performance guarantees, in the ordinary course of business that are recorded as accounts receivable;

(11)                          Investments in any Person to the extent such Investments (i) consist of prepaid expenses, and lease, utility, workers’ compensation and other deposits made in the ordinary course of business by the Company or any Restricted Subsidiary and (ii) are consistent with the past business practice of the Company;

(12)                          Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)                          Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14)                          any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.16;

(15)                          Guarantees of Indebtedness permitted to be incurred by the covenant described under Section 4.08;

(16)                          any acquisition of assets or Capital Stock to the extent that it is in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; and

(17)                          Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date in a transaction not prohibited by Section 5.01 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

“Permitted Liens” means the following types of Liens:

(1)                                 Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                 Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)                                 any judgment Lien not giving rise to an Event of Default;

(5)                                 minor defects, irregularities, rights of way, clouds on title, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)                                 any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)                                 Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided, however, that the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto;

(8)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)                          Liens securing Interest Swap Obligations that are otherwise permitted under this Indenture;

(12)                          Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture

(13)                          Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

(a)                                 such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the

Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(14)                          Liens arising from precautionary UCC filings regarding operating leases or consigned products or consigned merchandise to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

(15)                          any interest or title of a lessor or sublessor under any operating lease;

(16)                          Liens existing as of the Issue Date and securing Permitted Indebtedness described in clause (3) of the definition thereof to the extent and in the manner such Liens are in effect on the Issue Date;

(17)                          Liens securing the Notes (including any Additional Notes) and the Exchange Notes, in each case, including any increase in the principal amount of the Notes and the Exchange Notes in connection with the payment of Special Interest, and all other monetary obligations under this Indenture, the Guarantees and the other Indenture Documents;

(18)                          Liens to secure Permitted Indebtedness described in clause (2) of the definition thereof; provided, that such Liens are subject to the Intercreditor Agreement;

(19)                          Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Permitted Lien and which has been incurred in accordance with Section 4.08; provided, however, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(20)                          Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under Section 4.08; provided, that no asset of the Company or any Guarantor shall be subject to any such Lien other than Capital Stock of any Foreign Restricted Subsidiary that is a Canadian Subsidiary in accordance with the Canadian Intercreditor Agreement;

(21)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations in an aggregate principal amount that does not exceed $2.5 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(22)                          Liens securing Credit Facility Cash Management Obligations and/or Credit Facility Hedging Obligations; provided, that such Liens are subject to the Intercreditor Agreement;

(23)                          Liens in favor of the Company or any of its Restricted Subsidiaries;

(24)                          Liens on the Equity Interests of Unrestricted Subsidiaries;

(25)                          grants of licenses in the ordinary course of business;

(26)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(27)                          Liens securing Indebtedness permitted to be incurred pursuant to Section 4.08 in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Consolidated Fixed Charge Coverage Ratio) would not be greater than 3.25 to 1.00; provided that such Liens are subject to the Intercreditor Agreement on a Pari Passu Lien Priority or Junior Lien Priority relative to the Notes;

(28)                          Liens securing Indebtedness incurred pursuant to clause (14) of the definition of “Permitted Indebtedness”;

(29)                          Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(30)                          to the extent constituting Liens, those royalty-free non-exclusive licenses of certain trademarks of the Company or its Subsidiaries in favor of the lender under the Canadian Credit Agreement for the purposes of permitting such lender to exercise remedies with respect to the collateral of under the Canadian Credit Agreement;

(31)                          Liens in favor of a banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure relating to deposit or securities accounts maintained by the Company or any of its Subsidiaries with such banking institution;

(32)                          Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(33)                          Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; and

(34)                          Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment or similar payment from any insurance provider in an amount not in excess of any unpaid financed premiums.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pledge Agreement” means the Ownership Interest and Intercompany Note Pledge and Security Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend set forth on the Notes in the form set forth in Exhibit A.

“Purchase Money Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (including pursuant to a sale and leaseback transaction) for the purpose of financing all or any part of the purchase price, or the cost of installation, construction, repair or improvement, of property, plant or equipment or other fixed or capital assets used or useful in the business of the Company and its Restricted Subsidiaries.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed, the date of redemption.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to clause (2) or (11) of the definition of Permitted Indebtedness), in each case that does not:

(1)                                 have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2)                                 create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

(3)                                 if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; and

(4)                                 shall not include (a) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Restricted Subsidiary that is a Guarantor, or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date, among the Company, the Guarantors and the representatives of the initial purchasers and any similar registration rights agreement for Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Legend” means the legend set forth on the Notes in the form set forth in Exhibit A.

“Restricted Period” means the forty (40) day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Special Interest Trigger Event” means that the Company’s Consolidated Total Net Leverage Ratio as of December 31, 2013 is greater than 4.50 to 1.00.

“Subsidiary” with respect to any Person, means:

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

“Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of such Person.

“Transactions” has the meaning ascribed to such term in the Offering Memorandum under the heading “The Transactions”.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two (2) Business Days prior to such Redemption Date (or, if such Statistical Release (or any successor release) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to April 15, 2017; provided, however, that if the period from such Redemption Date to April 15, 2017 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to April 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the corporate trust office of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)                                 any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided in Section 4.24; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Person” means a Person who is a U.S. person as defined in Regulation S.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.02                             Other Definitions.

Term	Defined in Section

“Administrative Agent”	Definition of the term “Credit Agreement”

“AHYDO Redemption Date”	3.01(e)

“Affiliate Transaction”	4.16

“Authenticating Agent”	2.02

“Change of Control Offer”	4.10

“Change of Control Payment Date”	4.10

“Collateral Agent”	Preamble

“Company”	Preamble

“Covenant Defeasance”	8.01

“CUSIP”	2.12

“Default Rate”	4.01

“Events of Default”	6.01

“Four Quarter Period”	Definition of the term “Consolidated Fixed Charge Coverage Ratio”

“Global Notes”	2.01

“Group”	Definition of the term “Change of Control”

“Guarantee”	10.01

“IAI Global Notes”	2.01

“Initial Notes”	Preamble

Term	Defined in Section

“incur”	4.08

“Indemnified Party”	7.07

“Legal Defeasance”	8.01

“Legal Holiday”	11.07

“Lenders”	Definition of the term “Credit Agreement”

“Mandatory Principal Redemption”	3.01(e)

“Moody’s”	Definition of the term “Cash Equivalents”

“Net Proceeds Offer”	4.11

“Net Proceeds Offer Amount”	4.11

“Net Proceeds Offer Trigger Date”	4.11

“Paying Agent”	2.03

“Physical Notes”	2.14

“Premises”	4.18

“QIB Global Notes”	2.01

“Redemption Date”	3.01

“Reference Date”	4.09

“Register”	2.03

“Registrar”	2.03

“Regulation S Global Note”	2.01

“Restricted Payment”	4.09

“S&P”	Definition of the term “Cash Equivalents”

Term	Defined in Section

“Special Interest”	4.01

“Surviving Entity”	5.01

“Transaction Date”	Definition of the term “Consolidated Fixed Charge Coverage Ratio”

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means each of the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04                            Rules of Construction.

Unless the context otherwise requires:

(i)                                             a term has the meaning assigned to it;

(ii)                                          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                                       “or” is not exclusive;

(iv)                                      words in the singular include the plural, and words in the plural include the singular;

(v)                                         “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vi)                                      when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(vii)                                   all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(viii)                                unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE II

THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (“Global Notes”).  The Notes may have notations, legends or endorsements required by law, the Intercreditor Agreement, Applicable Procedures or stock exchange rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes offered and sold to QIBs shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “QIB Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend, if applicable, and the global note legend set forth in Exhibit B hereto.

Notes offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend, if applicable, and the global note legend set forth in Exhibit B hereto.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Notes”), deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend, if applicable, the Regulation S Legend and the global note legend set forth in Exhibit B hereto.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

(d)                                 Physical Notes.  Physical Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

Section 2.02                             Execution and Authentication; Additional Notes; Special Interest; Aggregate Principal Amount.

An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Company may, subject to compliance with Section 4.08 hereof, issue Additional Notes in an unlimited amount under this Indenture.  In addition, in connection with the payment of Special Interest, the Trustee is entitled to, without the consent of the Company or the Holders and without regard to Section 4.08, increase the outstanding principal amount of the Notes under this Indenture.  Any such increase in the principal amount of any Global Note shall be rounded up to the nearest $1,000 or otherwise in accordance with Applicable Procedures.

The Trustee shall authenticate the Initial Notes for original issue in the aggregate principal amount not to exceed $206.0 million and one or more series of Additional Notes in each case upon written orders of the Company in the form of an Officers’ Certificate, which

Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08.  In addition, each Officers’ Certificate shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.  All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee shall authenticate the Exchange Notes upon written orders of the Company in the form of an Officers’ Certificate; provided such Exchange Notes shall be issuable only in accordance with the Exchange Offer.  In addition, each Officers’ Certificate shall specify the amount of Exchange Notes to be authenticated and the date on which the Exchange Notes are to be authenticated.  All Exchange Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Exchange Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03                             Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the corporate trust office of the Trustee, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.  The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

Section 2.04                             Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06                             Transfer and Exchange.

Subject to the provisions of Section 2.14 and 2.15, when Physical Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10, 4.11 or 9.05, in which event the Company shall be responsible for the payment of such taxes).  Interests in Global Notes may be transferred in accordance with Applicable Procedures of the Depository.

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the giving of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part or (iii) tendered and not withdrawn in connection with a Change of Control Offer or a Net Proceeds Offer.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.  In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

Section 2.08                             Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to the provisions of Sections 2.09 and 2.11, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest, due on the Notes payable on that date and is not prohibited from paying such U.S. Legal Tender and U.S. Government Obligations to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09                             Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10                             Temporary Notes.

Until Physical Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate.  The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company consider appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 Physical Notes in exchange for temporary Notes.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company (unless applicable law or the Trustee’s procedures requires the Trustee to retain possession of such cancelled Notes).

Section 2.12                             CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.13                             Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

Section 2.14                             Book-Entry Provisions for Global Notes.

(a)                                 The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Physical Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Notes issued under Regulation S be exchanged by the Company for Physical Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

(c)                                  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon such transfer or exchange, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Note for as long as it remains such an interest.

(d)                                 In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 2.14(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)                                  In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.14(b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)                                   At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will made on such Global Notes by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)                                  Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to Section 2.14(b) or (d) shall, except as otherwise provided herein, bear the Private Placement Legend.

(h)                                 The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15                             Special Transfer and Exchange Provisions.

(a)                                 Transfers or Exchanges to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer or exchange of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(1)                                 the Registrar shall register the transfer or exchange of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer or exchange is after the Restricted Period (with respect to Non-U.S. Persons if such transfer is to a U.S. Person) or (y) (1) in the case of a transfer or exchange to an Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons), the proposed transferor or owner, as the case may be, has delivered to the Registrar a certificate substantially in the form of Exhibit C or Exhibit D, as applicable, each as attached hereto, and the proposed transferee or such owner, as applicable, has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer or exchange to a Non-U.S. Person, the proposed transferor or owner, as the case may be, has delivered to the Registrar a certificate substantially in the form of Exhibit C or Exhibit D, as applicable, each as attached hereto; and

(2)                                 if the proposed transferor or owner, as applicable, is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the applicable certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer or exchange does not involve a transfer or exchange of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and (2) (if the transfer or exchange does not involve a transfer or exchange of outstanding Physical Notes) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes, if necessary, of like tenor and principal amount.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer or exchange of a Note constituting a Restricted Security to a QIB (excluding transfers and exchanges to Non-U.S. Persons):

(1)                                 the Registrar shall register the transfer or exchange if such transfer or exchange is being made by a proposed transferor or owner, as applicable, who has delivered to the Registrar a certificate substantially in the form of Exhibit C or Exhibit D, as applicable, each as attached hereto, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor or owner is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2)                                 if the proposed transferee is an Agent Member, and the Notes to be transferred or exchanged consist of Physical Notes which after such transfer or exchange are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred or exchanged, and the Trustee shall cancel the Physical Notes so transferred or exchanged.

(c)                                  Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Company or any Affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent Physical Note and bear the Private Placement Legend subject to the restrictions contained herein.

(d)                                 Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(e)                                  General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

(f)                                   Exchange Offer.  Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate Exchange Notes in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Private Placement Legend, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Exchange Notes is either (1) a broker-dealer, (2) a Person participating in the distribution of the Notes or (3) a Person who is an affiliate (as defined in Rule 144A) of the Company.

Section 2.16                             Transfers and Exchanges of Global Notes and Physical Notes.

A transfer or exchange of a Global Note or a Physical Note (including the right to receive principal, premium, if any, and interest, payable thereon) may be made only by the Registrar’s entering such transfer or exchange in the Register.  Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

ARTICLE III

REDEMPTION

Section 3.01                             Redemption.

(a)                                 Optional Redemption on or after April 15, 2017.  Except as described in Sections 3.01(b) and (c), the Notes shall not be redeemable prior to April 15, 2017.  On April 15, 2017 and at any time and from time to time thereafter, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below:

Year	Percentage
2017	106.50%
2018	103.25%
2019 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest to, but not including, the Redemption Date on the Notes redeemed (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 Optional Redemption Upon Equity Offerings.  At any time, and from time to time, prior to April 15, 2017 the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued under this Indenture at a Redemption Price of 113.00% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(1)                                 at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued under this Indenture remains outstanding immediately after any such redemption; and

(2)                                 the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)                                  Optional Redemption prior to April 15, 2017.  At any time, and from time to time, prior to April 15, 2017, the Notes may be redeemed by the Company in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to but not including, the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).  Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

(d)                                 Redemption of Funds.  Except as set forth in this Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest to (but not including) the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(e)                                  Mandatory Principal Redemption.  If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Notes’ issuance (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of each Note then outstanding equal to the Mandatory Principal Redemption Amount (each such redemption, a “Mandatory Principal Redemption”). The Redemption Price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the indenture governing the Notes will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

(f)                                   Sinking Fund.  The Company shall not be required to make any sinking fund payments with respect to the Notes.

Section 3.02                             Selection of Notes to be Redeemed.

(a)                                 In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee (subject to Applicable Procedures) either:

(1)                                 in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)                                 if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

The Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Applicable Procedures), unless such method is otherwise prohibited.  No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed.  The Trustee may select for redemption portions (equal to $2,000 in principal amount at maturity or an integral multiple of $1,000 in excess thereof) of the principal of Notes that have denominations larger than $2,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                             Notice of Redemption.

Notice of redemption will be delivered electronically in accordance with Applicable Procedures in the case of Global Notes or, in the case of Physical Notes mailed by first-class mail, in each case at least thirty (30) but not more than sixty (60) days before the Redemption Date to the Trustee and each Holder to be redeemed at its registered address except that redemption notices may be delivered more than sixty (60) days prior to a redemption if the notice is issued in connection with a legal defeasance or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture as described in Section 8.01 and Section 8.02, respectively.  At the Company’s written request delivered at least two (2) Business Days before the notice of redemption is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company’s request to the Trustee contains the information listed in clause (a) of this Section 3.03.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

(a)                                 Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price and the amount of accrued interest to be paid to (but not including) the Redemption Date;

(3)                                 the name and address of the Paying Agent;

(4)                                 the CUSIP number;

(5)                                 the subparagraph of the Notes pursuant to which such redemption is being made;

(6)                                 the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest to (but not including) the Redemption Date;

(7)                                 that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price, interest, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

(8)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

(9)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(10)                          if the redemption is subject to satisfaction of one or more conditions precedent, that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest to (but not including) the Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to (but not including) the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

Section 3.05                             Deposit of Redemption Price.

Not later than 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

If the Company complies with this Section 3.05, then the Notes to be redeemed shall cease to accrue interest on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06                             Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

Section 4.01                             Payment of Notes.

The Company shall pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of, premium, if any, and interest, on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds as of 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such U.S. Legal Tender to the Holders pursuant to the terms of this Indenture.  The Company shall pay interest on overdue principal of (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of this Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of proceeding under bankruptcy, insolvency or similar laws) and premium, if any, on the Notes at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest, if any, at the same Default Rate to the extent lawful.  The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

If a Special Interest Trigger Event occurs, interest on the Notes will accrue at the rate of 15.0% per annum, retroactive to the Issue Date. If a Special Interest Trigger Event occurs, for any interest payment date prior to April 15, 2018, the Company will, in lieu of the payment in cash of interest due on the Notes which is in excess of 13.0% per annum (other than default interest as described above), pay such amount in excess of 13.0% per annum (and only such excess amount) (the “Special Interest”) by adding such Special Interest to the principal amount of the Notes on such interest payment date. If a Special Interest Trigger Event occurs, the Special Interest will apply retroactively to the Issue Date and the Company will pay an amount equal to such Special Interest owning on the Notes since the Issue Date on April 15, 2014. For each interest payment date on or after April 15, 2018, interest on the Notes will be payable only in cash.

Section 4.02                             Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

Section 4.03                             Corporate Existence.

Except as otherwise permitted by Article IV, Article V and Article X, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect (i) its corporate existence and the limited liability company, corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such material right, license or franchise, or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.04                             Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.05                             Maintenance of Properties and Insurance.

(a)                                 Except as otherwise permitted by Article IV, Article V and Article X, the Company shall, and shall cause each Guarantor to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their respective properties that are used or useful in the conduct of their respective business and that are material to the conduct of such business and make all necessary repairs, renewals and replacement thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however. that nothing in this Section 4.05 shall prevent the Company or any Guarantor from discontinuing the operation or maintenance of, or any of the actions set forth above with respect to, any of its properties if such operation, maintenance or other action is no longer desirable in the conduct of their respective business, as determined by the Company or such Guarantor, as the case may be, or the cessation thereof would not have a material adverse effect on the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole.

(b)                                 The Company shall maintain, and shall cause each of the Guarantors to maintain, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and the Guarantors in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Guarantors are engaged.

Section 4.06                             Compliance Certificate; Notice of Default.

(a)                                 The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2013, an Officers’ Certificate stating that a review of their activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge each of the Company and Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company or any Guarantor elect to change the manner in which it fixes its fiscal year end.

(b)                                 (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder has provided written notice to the Company that such Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event or notice, and the status thereof within ten (10) Business Days of any such Officer having knowledge of such occurrence.

Section 4.07                             Waiver of Stay, Extension or Usury Laws.

The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that they may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08                             Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock and Preferred Stock.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue Disqualified Capital Stock and any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness, in each case, if on the date of the incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, as the case may be, the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than

2.00 to 1.00; provided, further, that Restricted Subsidiaries of the Company that are not Guarantors may incur up to $15.0 million in aggregate principal amount of Indebtedness at any one time outstanding pursuant to this Section 4.08(a).

(b)                                 The Company will not, nor will the Company permit any of the Guarantors to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Obligations of the Company or such Guarantor under (a) in the case of the Company, the Notes and the other Indenture Documents or (b) in the case of such Guarantor, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Guarantor; provided that (i) unsecured Indebtedness shall not be treated as contractually subordinated in right of payment to any other Indebtedness merely because it is unsecured; and (ii) Indebtedness shall not be treated as contractually subordinated in right of payment to any other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Section 4.09                             Limitation on Restricted Payments.

(a)                                 The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock in their capacity as such;

(2)                                 purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

(3)                                 make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than (a) any such principal payment, purchase, defeasance, redemption, prepayment or other acquisition or retirement of such Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of principal payment, purchase, defeasance, redemption or other acquisition or retirement and (b) any Indebtedness incurred pursuant to clause (6) of the definition of “Permitted Indebtedness”); or

(4)                                 make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment:

(i)                                     a Default or an Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)                                  the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a) after giving pro forma effect to such Restricted Payment; or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (and not returned or rescinded) (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum (without duplication) of:

(A)                               50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company for the period (treated as one accounting period) beginning on April 1, 2013 and ending on the last day of the Company’s most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B)                               100% of the aggregate net cash proceeds, and the Fair Market Value of property or marketable securities, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or otherwise contributed to the equity of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to Section 3.01(b); plus

(C)                               100% of the aggregate net cash proceeds, and the Fair Market Value of property or marketable securities, received from the incurrence of Indebtedness or issuance of shares of Disqualified Capital Stock of the Company or any Restricted Subsidiary that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus, without duplication, the amount of any cash, and the Fair Market Value of property or marketable securities (excluding, for the avoidance of doubt, the securities converted or exchanged), received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(D)                               an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, dividends or distributions (to the extent such dividend or distribution is not already included the calculation of cumulative Consolidated Net Income in clause (iii)(A) above, or asset transfers, proceeds realized on the sale or liquidation of such Investment (including the sale of Capital Stock of an Unrestricted Subsidiary, other than to the Company or a Restricted Subsidiary) and proceeds representing the return of capital or other reductions in such Investments, including the satisfaction, release, expiration or reduction (other than by means of payment by the Company or any of its Restricted Subsidiaries) of Indebtedness or other obligations, in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

(b)                                 Notwithstanding the foregoing, Section 4.09(a) does not prohibit:

(1)                                 the payment of any dividend or other distribution or redemption within sixty (60) days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2)                                 the redemption, repurchase, retirement or other acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for or by conversion into other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within sixty (60) days after such sale;

(3)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for or by conversion into shares of Qualified Capital Stock of the Company or Refinancing Indebtedness, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within sixty (60) days after such sale of shares of Qualified Capital Stock of the Company or incurrence of such Refinancing Indebtedness;

(4)                                 an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within sixty (60) days after such sale;

(5)                                 the repurchase, retirement or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from past or present officers, employees, managers, directors, consultants and independent contractors of the Company or any of its Subsidiaries (or permitted transferees of such officers, employees, managers, directors, consultants and independent contractors) and the payment of withholding or similar taxes payable by such individuals, pursuant to the terms of agreements (including employment agreements), arrangements or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted, or receive the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases, retirements and other acquisitions in any calendar year shall not exceed $2.5 million (with any unused amounts in any one calendar year being carried over to the next succeeding calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(6)                                 (i) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants, convertible securities or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants, convertible securities or other similar rights and (ii) any termination or cancellation of Capital Stock issued to, or reserved for issuance to, any past or present director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries, including upon the death, disability or termination of employment of such Person;

(7)                                 the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

(8)                                 (i) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of Disqualified Capital Stock issued in accordance with Section 4.08 and (ii) non-cash dividends on such Disqualified Capital Stock paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of such Disqualified Capital Stock;

(9)                                 the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees or Disqualified Capital Stock of the Company and its Restricted Subsidiaries pursuant to provisions similar to those described under Sections 4.10 and 4.11; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) has made a

Change of Control Offer or Net Proceeds Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Net Proceeds Offer, as the case may be, and has repurchased in accordance with this Indenture all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Net Proceeds Offer, as the case may be;

(10)                          the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of securities exercisable or convertible into Capital Stock of the Company;

(11)                          payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company; or

(12)                          other Restricted Payments not to exceed $2.5 million outstanding at any one time in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.09(a)(iii), amounts expended pursuant to clauses (b)(1), (b)(2)(ii), (b)(4)(ii), and (b)(12) shall be included in such calculation (in the case of clauses (b)(2)(ii) and (b)(4)(ii), to the extent such net proceeds are included in Section 4.09(a)(iii)(B)).

(c)                                  For purposes of this Section 4.09, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above, one or more of the exceptions contained in the definition of “Permitted Investments” or both, the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this Section 4.09 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(d)                                 The amount of all Restricted Payments (other than cash or Cash Equivalents) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.09 will be determined by the Board of Directors or senior management of the Company, as applicable, as provided in the definition of “Fair Market Value.”  The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Section 4.10                             Repurchase upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.03, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 Within thirty (30) days following the date upon which the Change of Control occurred, the Company will send, by first-class mail, with a copy to the Trustee in the case of Physical Notes, or otherwise in accordance with Applicable Procedures in the case of Global Notes, notice of such Change of Control Offer. The notice to the Holders shall contain instructions for such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.10 and that, to the extent lawful, all Notes validly tendered and not withdrawn shall be accepted for payment;

(2)                                 the purchase date (including the amount of accrued interest), which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered shall continue to accrue interest;

(4)                                 that, unless the Company default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed (or through book entry- transfer, if applicable), to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (or in accordance with the Applicable Procedures with respect to book-entry transfers);

(6)                                 that Holders shall be entitled to withdraw and the time periods required for such withdrawal and the means by which such withdrawals can be completed;

(7)                                 that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof, and such new Notes will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made);

(8)                                 the circumstances and relevant facts regarding such Change of Control.

(c)                                  If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the Applicable Procedures.

(d)                                 On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.  The Paying Agent shall promptly deliver to the Holders so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Notes not so accepted shall be promptly mailed (or caused to be transferred by book entry) by the Company to the Holders thereof.  For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

(e)                                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

(f)                                   Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.10.

(g)                                  The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

(h)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not properly withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(i)                                     If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but not including the redemption date.

Section 4.11                             Limitation on Asset Sales.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)                                 the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2)                                 at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision:

(A)                               the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities,

(B)                               the Fair Market Value of any marketable securities, notes or other securities or obligations received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within ninety (90) days after receipt thereof,

(C)                               Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Sale, and

(D)                               any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (2)(d) that is at that time outstanding not to exceed $10.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(3)                                 the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof:

(i)                                     to the extent the property that is subject to such Asset Sale constitutes Credit Facility Priority Collateral, to repay or prepay Indebtedness under the Credit Agreement;

(ii)                                  to the extent the property that is subject to such Asset Sale does not constitute Collateral, to repay Indebtedness and other Obligations of a Restricted Subsidiary of the Company that is not a Guarantor (other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company);

(iii)                               to make an investment in property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business (including capital expenditures) or the acquisition of any of the Capital Stock of a Person engaged in a Permitted Business; or

(iv)                              a combination of repayment and investment permitted by the foregoing clauses (3)(i), (3)(ii) and (3)(iii);

provided, that the Company and its Restricted Subsidiaries will be deemed to have complied with clause (iii) above if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Company or a Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to make an investment as described in clause (iii) above, and such investment, acquisition, purchase or capital expenditure is thereafter completed within ninety (90) days after the end of such 365 day period.

(b)                                 Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents or otherwise use such Net Cash Proceeds in any manner not prohibited by this Indenture. On the 366th day after an Asset Sale (or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply such Net Cash Proceeds), to the extent that the Net Cash Proceeds relating to such Asset Sale that have not been applied as set forth in clause (3)(i), (3)(ii), (3)(iii) or (3)(iv) of Section 4.11(a), subject to Section 4.11(c) (each, a “Net Proceeds Offer Trigger Date”) and, such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(i), (3)(ii), (3)(iii) or (3)(iv) of Section 4.11(a) (each a “Net Proceeds Offer Amount”), the Company shall make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than thirty (30) nor more than sixty (60) days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, to the extent that the Company so elects or is required by the terms of such Other Pari Passu Lien Obligations, from all holders of Other Pari Passu Lien Obligations), the maximum principal amount of Notes and such Other Pari Passu Lien Obligations that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase (or, in respect of such Other Pari Passu Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Pari Passu Lien Obligations); provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.11(a)(3) and this Section 4.11(b).

(c)                                  The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to Section 4.11(b)). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero, and for the avoidance of doubt, if the aggregate principal amount of Notes (and Other Pari Passu Lien Obligations, as applicable) validly tendered (and not withdrawn) in connection with such Net Proceeds Offer was less than the Net Proceeds Offer Amount, any Net Cash Proceeds relating to, and remaining following the completion of, such Net Proceeds Offer shall no longer constitute Net Cash Proceeds for purposes of this Section 4.11.

(d)                                 Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders or delivered in accordance with Applicable Procedures, as applicable, within twenty (20) days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth herein. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) in exchange for cash. To the extent Holders (and any holders of Other Pari Passu Lien Obligations subject to the Net Proceeds Offer as described above) properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders (and holders of such Other Pari Passu Lien Obligations) will be purchased on a pro rata basis (based on amounts tendered) or on as nearly a pro rata basis as is practicable (subject to Applicable Procedures) and, in the case of such Other Pari Passu Lien Obligations, subject to the terms of such Other Pari Passu Lien Obligations; provided that such terms shall not require the application of more than a pro rata portion of such proceeds to such Other Pari Passu Lien Obligations. A Net Proceeds Offer shall remain open for a period of twenty (20) Business Days or such longer period as may be required by law.

The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue of such compliance.

Section 4.12                             [RESERVED.]

Section 4.13                             Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)                                 pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                 make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)                                 transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(i)                                             applicable law, rule or regulation;

(ii)                                          the Notes, Guarantees, this Indenture or the Collateral Agreements;

(iii)                                       customary provisions restricting assignment, subletting, transfer or license of any property or assets subject to a lease, license or similar agreement of any Restricted Subsidiary of the Company entered into in the ordinary course of business;

(iv)                                      any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries or the properties or assets of the Person so acquired and its Subsidiaries;

(v)                                         the Credit Agreement (and all amendments, supplements, modifications, replacements or substitutions thereof on terms with respect to such encumbrances or restrictions that, taken as a whole, are, in the good faith judgment of the Company), not materially more restrictive to the Company and its Restricted Subsidiaries);

(vi)                                      agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(vii)                                   restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(viii)                                any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(ix)                                      provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(x)                                         the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

(xi)                                      Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive to the Company and its Restricted Subsidiaries than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;

(xii)                                   the terms of other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances and restrictions than the most restrictive of the existing agreements referenced in clauses (ii), (v) and (vi) above;

(xiii)                                restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(xiv)                               restrictions on any Foreign Restricted Subsidiary resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture;

(xv)                                  an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to or contained in any amendment, supplement or modification to, an agreement referred to in clause (ii), (iv), (v), (vi), (x) or (xii) above; provided, however, that the encumbrances or restrictions contained in any such Indebtedness or such amendment, supplement or modification, taken as a whole, are, in the good faith judgment of the Company, no more materially restrictive to the Company and its Restricted Subsidiaries than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause(ii), (iv), (v), (vi), (x) or (xii).

Section 4.14                             [RESERVED.]

Section 4.15                             Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Section 4.16                             Limitations on Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, any of its Affiliates (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, other than

(1)                                 Affiliate Transactions permitted under Section 4.16(b), and

(2)                                 Affiliate Transactions on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof, if there are disinterested members), a committee of disinterested directors or the audit committee, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions and the Company shall deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(2) of this Section 4.16.  If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $7.5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The restrictions set forth in Section 4.16(a) shall not apply to:

(1)                                 payment or provision, as applicable, of reasonable fees and compensation paid to and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors;

(2)                                 transactions exclusively between or among the Company and any of its Restricted Subsidiaries (including any entity that becomes a Restricted Subsidiary as a result of such transaction) or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3)                                 any agreement or transaction as in effect as of the Issue Date or any transaction contemplated thereby or performance of obligations thereunder and any amendment, modification, supplement or renewal thereof or thereto or any replacement agreement thereto, and transactions contemplated thereby, so long as any such amendment, modification, supplement or renewal thereof or thereto or replacement agreement is not materially more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)                                 Restricted Payments permitted by this Indenture and Permitted Investments;

(5)                                 any employment, stock option, stock repurchase, employee benefit, compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or the transactions contemplated thereby or performance of obligations thereunder;

(6)                                 transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person;

(7)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company or the relevant Restricted Subsidiary, or are on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as applicable, as would reasonably have been obtained at such time from an unaffiliated party;

(8)                                 any transaction between or among the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company (other than a Restricted Subsidiary), on the other hand, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate;

(9)                                 issuances or sales of Qualified Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(10)                          any capital contribution to any Affiliate otherwise permitted by this Indenture and pledges of Capital Stock of Unrestricted Subsidiaries;

(11)                          any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;

(12)                          transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(13)                          any purchases by the Company’s Affiliates of Indebtedness or Disqualified Capital Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Capital Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates.

Section 4.17                             Additional Subsidiary Guarantees.

(a)                                 If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) after the Issue Date, then the Company shall cause such Domestic Restricted Subsidiary (other than an Immaterial Subsidiary) to within thirty (30) days after such creation or acquisition:

(1)                                 execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F hereto pursuant to which such Domestic Restricted Subsidiary shall guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)                                 take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary of the type that would constitute Collateral (which for the avoidance of doubt shall not include any Excluded Assets), subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

(3)                                 take such further action and execute and deliver such other documents specified in this Indenture, the Intercreditor Agreement or otherwise reasonably requested by the Trustee or Collateral Agent to effectuate the foregoing; and

(4)                                 deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b)                                 If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right to designate such Guarantor as an Immaterial Subsidiary and, by execution and delivery of a supplemental indenture to the Trustee, to cause such Immaterial Subsidiary to cease to be a Guarantor, subject to the requirement described in Section 4.17(a) that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or comply with the Section 4.17(a)).

Section 4.18                             Real Estate Mortgages and Filings.

With respect to any fee interest in any real property, other than any such property that constitutes an Excluded Asset under clause (6) of the definition thereof (individually and collectively, the “Premises”) (x) acquired by the Company or any Domestic Restricted Subsidiary after the Issue Date with a Fair Market Value of greater than $2.5 million or (y) which is subject to a Permitted Lien described in clause (18) of the definition thereof, in each case, within ninety (90) days of the acquisition thereof, in the case of (x), and within ninety (90) days after the granting of such Lien in the case of the clause (y):

(1)                                 the Company shall deliver to the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders, fully executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, and corresponding fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Liens, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)                                 the Company shall deliver to the Collateral Agent (i) mortgagee’s title insurance policies in favor of the Collateral Agent, in an amount equal to 110% of the Fair Market Value of the Premises purported to be covered by the related Mortgages, insuring the title to such property and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available in the applicable jurisdiction, customary endorsements, provided the Collateral Agent and the Trustee shall not be responsible for the form or sufficiency of such policies, and shall be accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3)                                 the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent ALTA/ACSM survey of such Premises (to the extent applicable) at the time of purchase;

(4)                                 the Company shall deliver to the Collateral Agent a standard flood hazard determination form with respect to each of the covered Premises, prepared by a flood determination company of national standing stating whether or not any portion of such Premises is in a federally designated special flood hazard area and, if such Premises are located in a federally designated special flood hazard area, the Company or Guarantor, as applicable, which owns such Premises shall keep the improvements on the Premises insured against loss by flood in an amount at least equal to the outstanding Obligations or the maximum limit of coverage available on commercially reasonable terms with respect to such improvements under the applicable federal statute, whichever is less;

(5)                                 the Company shall deliver to the Collateral Agent Opinions of Counsel in the jurisdictions where such Premises are located and Opinions of Counsel in the jurisdictions of formation of the Company and of the applicable Domestic Restricted Subsidiary entering into the relevant Mortgages, in each case covering such matters as may be customary for transactions of this type, including, without limitation, the enforceability of the relevant Mortgages; and

(6)                                 the Company shall deliver to the Collateral Agent such other information, documentation and certificates as may be necessary in order to create a valid, perfected first and subsisting Lien against the properties covered by the Mortgages.

With respect to any Premises which is subject to a Mortgage in favor of the Collateral Agent solely as a result of the requirement in clause (y) of the preceding paragraph, the Company may request that the Collateral Agent terminate such Mortgage upon the release of all such Permitted Liens on such Premises described in such clause (y).

Section 4.19                             Conduct of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Section 4.20                             [RESERVED.]

Section 4.21                             Reports to Holders.

(a)                                 Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and furnish to the Trustee for providing to the Holders such annual reports, quarterly reports and current reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within fifteen (15) days after the deadline therefor (giving effect to any extension of time under Rule 12b-25 under the Exchange Act) as specified in Section 13 or 15(d) of the Exchange Act. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in this Section 4.21 on its website within fifteen (15) days after the filing deadline therefor (giving effect to any extension of time under Rule 12b-25 under the Exchange Act) in Section 13 or 15(d) of the Exchange Act.

(b)                                 At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.21(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)                                  In addition, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.22                             [RESERVED.]

Section 4.23                             Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.24                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1)                                 the Company certifies to the Trustee that such designation complies with Section 4.09 and

(2)                                 each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

(b)                                 The Company’s Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                 immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2)                                 immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by such Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Section 4.25                             Further Assurances.

Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to any material portion of the Collateral.  The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request (although the Collateral Agent shall have no obligation to request) to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request (although the Collateral Agent shall have no obligation to request), in each case subject to the terms of the Collateral Agreements.

Section 4.26                             Landlord, Bailee and Consignee Waivers.

To the extent the Company or any Guarantor delivers a landlord, bailee or consignee waiver for the benefit of the Administrative Agent or the Credit Facility Lenders, such Company or Guarantor shall use commercially reasonable efforts to cause such landlord, bailee or consignee to deliver a landlord, bailee or consignee waiver, as applicable, to the Collateral Agent.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01                             Merger, Consolidation and Sale of Assets.

(a)                                 The Company.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole whether as an entirety or substantially as an entirety to any Person unless:

(1)                                 either:

(i)                                     the Company shall be the surviving or continuing Person; or

(ii)                                  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)                               shall be a corporation (or a limited liability company or a limited partnership joined by a corporation as a co-issuer) organized and existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)                               shall expressly assume, (x) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under Notes and this Indenture, and (y) by amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2)                                 immediately after giving effect to such transaction and the assumption contemplated by clause (a)(l)(ii)(B) (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), either (x) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.08(a) or (y) the Consolidated Fixed Charge Coverage Ratio for the Surviving Entity and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(3)                                 immediately after giving effect to such transaction and the assumption contemplated by clause (a)(l)(ii)(B) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                 the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)                                 The Guarantors.  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of this Section 5.01 and of Section 4.11) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1)                                 the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)                                 such entity assumes (x) by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and this Indenture, and (y) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(c)                                  Any merger or consolidation or any other transaction subject to this Section 5.01 of or by

(1)                                 a Guarantor with, to or into the Company (with the Company or the Guarantor being the surviving entity) or another Guarantor, or

(2)                                 a Guarantor or the Company with, to or into an Affiliate incorporated or organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of the Company need only comply with:

(i)                                     clause (a)(4) of this Section 5.01; and

(ii)                                  (x) in the case of a merger or consolidation involving the Company as described in clause (c)(2), clause (1)(ii)(B) of Section 5.01(a); provided the Company (or such Affiliate) shall be a corporation (or a limited liability company or a limited partnership joined by a corporate co-issuer), and (y) in the case of a merger or consolidation involving a Guarantor as described in clause (c)(2), clause (2) of Section 5.01(b).

(d)                                 This Section 5.01 shall not apply to (i) a merger or consolidation of a non-Guarantor Restricted Subsidiary into the Company or a Restricted Subsidiary or (ii) a sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of a non-Guarantor Restricted Subsidiary to the Company or a Restricted Subsidiary.

Section 5.02                             Successor Entity Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the surviving or continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.  Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under this Indenture and the Guarantees.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01                             Events of Default.

The following events are defined as “Events of Default”:

(1)                                 the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days;

(2)                                 the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium becomes due and payable, at maturity, upon optional redemption, upon required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(3)                                 a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, premium, if any, or interest on any Note) or any Collateral Agreement which default continues for a period of sixty (60) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Sections 4.10 and 5.01, for which such period shall be thirty (30) days;

(4)                                 the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, in each case, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

(5)                                 one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment or portion thereof as to which a reputable and solvent third party insurer has not disclaimed coverage) and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable;

(6)                                 the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding under the Bankruptcy Code with respect to itself, (b) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code, (c) consents to the appointment of a Custodian of it or for substantially all of its property, (d) makes a general assignment for the benefit of its creditors; or (e) takes any corporate action to authorize or effect any of the foregoing;

(7)                                 a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (b) appoint a Custodian of the Company, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (c) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

(8)                                 (a) any Collateral Agreement of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, as of the last audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any of the Collateral related thereto, subject to no other Liens other than Permitted Liens and except as expressly permitted by the applicable Collateral Agreement; or (b) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement (other than by reason of (i) a release of such obligation or Lien related thereto in accordance with this Indenture or the Collateral Agreements or (ii) the failure of the Collateral Agent to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Collateral

Agreements), which default, repudiation or disaffirmation event results in Collateral having an aggregate Fair Market Value in excess of $10.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Collateral Agreements), or a determination in a judicial proceeding that the Collateral Agreements are unenforceable or invalid against the Company or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $10.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Collateral Agreements or otherwise cured within sixty (60) days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied; and

(9)                                 (a) any Guarantee of a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, as of the last audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary (i) ceases to be in full force and effect, (ii) is declared by a court of competent jurisdiction to be null and void and unenforceable or (iii) is found by a court of competent jurisdiction to be invalid or (b) any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee, in each case other than in accordance with the terms thereof or by reason of release of a Guarantor in accordance with the terms of this Indenture.

Section 6.02                             Acceleration.

(a)                                 If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

(b)                                 If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                                  At any time after a declaration of acceleration with respect to the Notes as described in clauses (a) and (b) of this Section 6.02, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid or deposited with the Trustee for payment therefor without any restriction on or condition to the application by the Trustee towards such payment; and

(4)                                 if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or, subject to the Intercreditor Agreement, to enforce the performance of any provision of the Notes, this Indenture or any of the other Indenture Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

Subject to Sections 2.09, 6.02(c), 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive (including, without limitation, pursuant to waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of, premium, if any, or interest on any Notes.  When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 6.05                             Control by Majority.

Subject to Section 2.09, the Intercreditor Agreement and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent including, without limitation, any remedies provided for in Section 6.03.  Subject to Section 7.01 and 7.02(6), however, the Trustee or the Collateral Agent may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, shall be in writing) that the Trustee or the Collateral Agent, reasonably believes conflicts with any applicable law, the Canadian Intercreditor Agreement, the Intercreditor Agreement or any of the other Indenture Documents, that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent to personal liability; provided that the Trustee or the Collateral Agent, may take any other action deemed proper by the Trustee or the Collateral Agent, respectively, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, shall be in writing).

Section 6.06                             Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                 subject to Section 2.09, Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3)                                 such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)                                 the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(5)                                 during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Canadian Intercreditor Agreement and the Intercreditor Agreement, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties (as defined in the Security Agreement), in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, if any, at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Collateral Agreements and Section 7.07.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, reasonable expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07.  The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall, subject to the terms of the Intercreditor Agreement, pay out the money or property in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 and under the other Indenture Documents (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second:  if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12                             Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE VII

TRUSTEE

Section 7.01                             Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c)                                  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise).  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture Documents at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01.

(f)                                   The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company.  Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

Section 7.02                             Rights of Trustee.

Subject to Section 7.01:

(1)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(2)                                 Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(3)                                 The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)                                 The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(5)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company and Guarantors, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys.  Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles IV or V hereof.

(6)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(7)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(8)                                 The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(9)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(10)                          The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(11)                          The permissive right of the Trustee to take any action under this Indenture Documents shall not be construed as a duty to so act.

(12)                          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA.  The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee.

(13)                          In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04                             Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of the Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 7.05                             Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ninety (90) days thereof.  Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article V, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06                             Reports by Trustee to Holders.

Within sixty (60) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2013, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee in writing if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.

Section 7.07                             Compensation and Indemnity.

The Company and the Guarantors, jointly and severally, shall pay to the Trustee (the “Indemnified Party”) from time to time such compensation for its services as Trustee, as the case may be, as shall from time to time be agreed in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, the Indenture Documents.  Such expenses shall include the reasonable fees and expenses of the Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby agree to indemnify the Indemnified Party and its officers, directors, employees and agents for, and to hold it harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by of it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of the Indemnified Party as determined by a final nonappealable judgment of a court of competent jurisdiction, arising out of or in connection with the Indenture Documents, or the acceptance or administration of this trust, including the reasonable costs and expenses of enforcing this Indenture or the other Indenture Documents against the Company or any Guarantor (including this Section 7.07) and defending itself, against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel).  The Trustee shall notify the Company promptly of any claim asserted against it for which the Trustee may seek indemnity hereunder or under the other Indenture Documents.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party, which consent shall not be unreasonably be withheld.  Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if they assume the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party.  The Company need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee or the Collateral Agent, in its capacity as such, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the other Indenture Documents or the resignation or removal of the Trustee, or the Collateral Agent.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

Section 7.08                             Replacement of Trustee.

(a)                                 The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee.  The Company, by a Board Resolution, may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting with respect to the Notes.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(d)                                 If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’s expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing.  Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

Section 7.09                             Successor Trustee by Merger, Etc.

(a)                                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article VII.

(b)                                 In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10                             Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5).  The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  The provisions of TIA Section 310 shall apply to the Company, as obligors of the Notes.

If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.11                             Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12                             Trustee as Paying Agent and Collateral Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07, 7.08 and Section 7.09(a) shall include the Trustee in its role as Paying Agent, as Registrar and as Collateral Agent.

Section 7.13                             Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01                             Legal Defeasance and Covenant Defeasance.

(a)                                 The Company may, at its option and at any time, elect to have either clause (b) or clause (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in clause (d).

(b)                                 Upon the Company’s exercise under clause (a) of the option applicable to this clause (b), the Company and the Guarantors shall, on the date and subject to the satisfaction of the applicable conditions set forth in clause (d) below, be deemed to have been discharged and terminated from their obligations (and all then-existing Defaults or Events of Default cured), with respect to the outstanding Notes, the Guarantees and the other Indenture Documents and to have all Liens on the Collateral securing the Notes and the Guarantees released and terminated (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clauses (1) and (2) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the other Indenture Documents, except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the defeasance trust referred to below;

(2)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of this Article VIII.

The Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below with respect to the Notes.

(c)                                  Upon the Company’s exercise under clause (a) of the option applicable to this clause (c), the Company and the Guarantors shall, on the date and subject to the satisfaction of the applicable conditions set forth in clause (d) below, be released and discharged from their obligations under Sections 4.04 through 4.06.  Sections 4.08 through 4.26 and Section 5.01(a)(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) and to have all Liens on the Collateral securing the Notes and the Guarantees released and terminated, and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under clause (a) hereof of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause (d) below, Sections 6.01(3) (solely as such section pertains to Sections 4.04 through 4.06, Sections 4.08 through 4.26 and Section 5.01(a)(2)), and Sections 6.01(4), 6.01(5), 6.01(6) (with respect to Significant Subsidiaries only), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) and 6.01(9) shall not constitute Events of Default.

(d)                                 The following shall be the conditions to application of either clause (b) or clause (c) above to the outstanding Notes:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts and at such times as are sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption;

(2)                                 In the event the Company elects clause (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(i)                                     the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)                                  since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based on such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the event the Company elects clause (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to Section 8.01(d)(1) (except such Default or Event of Default resulting from the failure to comply with Section 4.08 or Section 4.11 as a result of the borrowing of funds required to effect such deposit and any related deposit of funds);

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than this Indenture as described in clause (4) above or any agreement or instrument governing any other Indebtedness being defeased or discharged;

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

Section 8.02                             Satisfaction and Discharge.

(a)                                 In addition to the Company’s rights under Section 8.01, this Indenture and the other Indenture Documents shall be discharged (and all Liens on Collateral securing the Notes and Guarantees will be discharged and released) and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes and Guarantees when:

(1)                                 either:

(i)                                     all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their stated maturity within one year or (z) are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such stated maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption;

(2)                                 the Company has paid all other sums payable under this Indenture; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Upon request, the Collateral Agent will acknowledge the release of the Liens securing the Notes and the Guarantees pursuant to a satisfaction and discharge upon presentation of an Officers’ Certificate and an Opinion of Counsel, as provided in this Indenture.

Section 8.03                             Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, and 2.10, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05, 8.06 and 8.07 shall survive.

Section 8.04                             Acknowledgment of Discharge by Trustee and Collateral Agent.

Subject to Section 8.07, after the conditions of Section 8.01 or 8.02 have been satisfied, the Trustee and the Collateral Agent, upon written request, shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Collateral Agent shall execute and deliver to the Company (at the Company’s expense) any document reasonably requested by the Company to effect or evidence any release and discharge of Liens or Collateral Agreements.

Section 8.05                             Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01.  The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes.  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.06                             Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time.  Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon.  After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantor’s obligations under this Indenture and each other Indenture Document to which such Person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                             Without Consent of Holders.

(a)                                 From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1)                                 to cure any ambiguity, omission, mistake, defect or inconsistency contained therein;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                 to allow any Subsidiary of the Company or any other Person to guarantee the Notes;

(7)                                 to release a Guarantor as permitted by this Indenture and the relevant Guarantee;

(8)                                 if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements,

(9)                                 make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(10)                          to conform the text of this Indenture, the Notes, the Guarantees or the Collateral Agreements to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(11)                          to provide for the issuance of Additional Notes (and the grant of security for the benefit of the Additional Notes) in accordance with the limitations set forth in this Indenture as of the Issue Date;

(12)                          to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture, or evidence and provide for a successor or replacement Collateral Agent under this Indenture and any of the Collateral Agreements;

(13)                          to provide for the succession of any parties to this Indenture and any of the Collateral Agreements (and other amendments that are administrative or ministerial in nature), including, the replacement of the Collateral Agent under the Intercreditor Agreement, in connection with any incurrence of additional secured obligations or an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Collateral Agreement;

(14)                          to provide for a reduction in the minimum denominations of the Notes;

(15)                          to comply with the rules of any applicable securities depositary; and

(16)                          to modify the Collateral Agreements and/or the Intercreditor Agreement for the purpose of (i) adding other parties (or any authorized agent thereof or trustee therefor) holding Other Pari Passu Lien Obligations or Obligations with Junior Lien Priority, in each case, that are incurred in compliance with this Indenture, and to establish the Pari Passu Lien Priority and Junior Lien Priority thereof, or additional Obligations under the Credit Agreement incurred after the Issue Date, in each case, that are incurred in compliance with this Indenture, and to establish the Lien priority thereof, and (ii) providing for the authorized representative as between the various agents thereof and/or trustees therefor who shall have the right to direct actions with respect to the Collateral.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Section 7.02(2) and Section 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Section 9.02                             With Consent of Holders.

From time to time, the Company, the Guarantors, when authorized by a Board Resolution, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, with the written consent (including, without limitation, pursuant to consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend, modify or supplement this Indenture, the Notes, the Guarantees and the Collateral Agreements without notice to any other Holders.  The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance (including, without limitation, pursuant to waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by the Company and the Guarantors with any provision of this Indenture, any Collateral Agreements or the Notes without notice to any other Holder.  However, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 6.04, shall (a) without the consent (including, without limitation, pursuant to consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of each Holder of each Note affected thereby:

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)                                 reduce the rate of or change the time for payment of interest (including defaulted interest) on any Notes;

(3)                                 reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore (other than provisions relating to (i) the timing for notices that must be given by the Company in connection with a redemption of the Notes and (ii) repurchases or redemptions other than pursuant to Article III);

(4)                                 make any Notes payable in money other than that stated in the Notes;

(5)                                 make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                 waive a redemption payment with respect to any note (other than a payment required by Article III);

(7)                                 amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto;

(8)                                 expressly subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(9)                                 release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(10)                          make any changes to Section 9.01 or this Section 9.02 with respect to amendments or waivers that require each Holder’s consent; or

(b)                                 without the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding Notes issued under this Indenture, release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

Notwithstanding the foregoing, the Trustee and the Collateral Agent will not be required to enter into any amendment that adversely affects the Trustee’s or Collateral Agent’s rights and obligations under this Indenture or the Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03                             Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect.

Section 9.04                             Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective (which may be prior to any such amendment, waiver or supplement becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, receives written consents from the Holders of a requisite percentage in principal amount of the outstanding Notes or receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in Sections 9.02(a) or 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05                             Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee.  The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee, upon receipt of an authentication order from the Company, shall authenticate a new Note that reflects the changed terms.  Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.  Any such notation or exchange shall be made at the sole cost and expense of the Company.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement.  The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.  Such Opinion of Counsel shall also state that the amendment or supplement is an enforceable obligation of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee or the Collateral Agent to execute any amendment or supplement adding a new Subsidiary Guarantor under this Indenture.

Section 9.07                             Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

ARTICLE X

GUARANTEE

Section 10.01                      Guarantee.

Subject to this Article X, each Guarantor hereby fully and unconditionally, jointly and severally guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Holders and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture after the occurrence of any Event of Default set forth in Section 6.01(6) or (7), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Section 10.01 and Section 10.03.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.

The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.  Each Guarantor may consolidate with or merge into or sell its assets to the Company or a Restricted Subsidiary without limitation in accordance with Sections 4.11 and 5.01.  If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in

Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.02                      Release of a Guarantor.

(a)                                 A Guarantor will be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1)                                 if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any other Guarantor or (b) such Guarantor otherwise ceases to be a Restricted Subsidiary (other than as described in clause (2) below), and the Company otherwise complies, to the extent applicable, with Section 4.11;

(2)                                 (a) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.24 or (b) such Guarantor becomes an Immaterial Subsidiary and the Company complies with Section 4.17(b);

(3)                                 if the Company exercises its legal defeasance option or its covenant defeasance option in accordance with Section 8.01; or

(4)                                 upon satisfaction and discharge of this Indenture in accordance with Section 8.02 hereof or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations under this Indenture that are then due and payable.

At the Company’s request and expense, the Trustee will promptly execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Indenture.

Section 10.03                      Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.04, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.04                      Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, between or among themselves, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor and the Company.  The preceding sentence shall in no way affect the rights of the Holders to the benefits of this Indenture, the Notes or the Guarantees.

Section 10.05                      Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

Section 10.06                      Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.07                      Execution and Delivery of Guarantees.

Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indenture substantially in the form of Exhibit F hereto executed on behalf of such Guarantor by an Officer thereof in accordance with Section 4.17 hereof shall evidence its Guarantee set forth in this Article X without the need for any further notation on the Notes.

ARTICLE XI

MISCELLANEOUS

Section 11.01                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.

Section 11.02                      Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, electronic mail, facsimile, telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company, to:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021
Attention:  Glenn A. Weinman, Executive Vice President, General Counsel and Secretary
Email: glenn@americanapparel.net
Facsimile: (213) 201-3048

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Attention:  Jeffrey H. Cohen, Esq.
Email: Jeffrey.Cohen@skadden.com
Facsimile: (213) 621-5288

if to the Trustee or the Collateral Agent, to:

U.S. Bank National Association
1420 Fifth Avenue, 7th Floor
Seattle, WA 98101
Attention:  Global Corporate Trust Services

with a copy to:

Dorsey & Whitney LLP

600 Anton Boulevard, Suite 2000

Costa Mesa, CA 92626-7655

Attention:  Dennis Wong

Each of the Company, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed or delivered by electronic mail; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail, or send by electronic transmission (for Notes held in book-entry form), a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed, or sent by electronic transmission (for Notes held in book-entry form), in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary, including by electronic mail in accordance with Applicable Procedures.

Section 11.03                      Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes.  The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 11.04                      Certificate and Opinion as to Conditions Precedent.

(a)                                 Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Agreement or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(1)                                 an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement or any other Indenture Document relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05                      Statements Required in Certificate or Opinion.

(a)                                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Agreement or any other Indenture Document, other than the Officers’ Certificate required by Section 4.06(a), shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.06                      Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.07                      Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08                      Governing Law.

THIS INDENTURE, THE NOTES, THE GUARANTEES AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

Section 11.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10                      No Recourse Against Others.

No past, present or future director, officer, employee, manager, member incorporator or stockholder of the Company or any Restricted Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Notes, this Indenture, the Guarantees, the Collateral Agreements or for any claim based on, or in respect of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities law.

Section 11.11                      Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors.  All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

Section 11.12                      Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 11.13                      Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 11.14                      Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE XII

SECURITY

Section 12.01                      Grant of Security Interest.

(a)                                 The due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes shall be secured as provided in the Collateral Agreements.  Notwithstanding anything to the contrary herein or in any other Indenture Document, no Collateral shall consist of any Excluded Assets.

(b)                                 Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall, and the Company shall cause each of the Guarantors to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein (including, without limitation, Permitted Liens).  If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any other Indenture Document.  The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 12.02                      Opinions.

The Company shall furnish to the Trustee, at such times as would be required by TIA Section 314(b) if this Indenture was qualified thereunder, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement; provided, however, that no such Opinion of Counsel shall be required with respect to the pledge of Capital Stock of a Foreign Subsidiary.

Section 12.03                      Release of Collateral.

The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements.

Notwithstanding any provision to the contrary herein, the Company and the Guarantors may, subject to the provisions contained herein, among other things, without any release or consent by the Trustee, the Collateral Agent or the Holders, conduct ordinary course activities with respect to the Collateral, including, without limitation: (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Agreements that has become worn out, defective, obsolete or not used or useful in the business, (ii) abandoning, terminating, canceling, releasing or making alternations in or substitutions of any leases or contracts subject to the Lien of this Agreement or any of the Collateral Agreements, (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Collateral Agreements that it may own or under which it may be operating, (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances, (v) granting a license of any intellectual property, (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business, (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 4.11, (viii) making cash payments (including for the repayment of

Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Agreement and the Collateral Agreements and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s or any Guarantor’s business.  Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business.  If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments, agreements, filings or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral Agreements.

Section 12.04                      Specified Releases of Collateral.

(a)                                 The Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, or as provided hereby.  Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Guarantees under any one or more of the following circumstances, and such Liens on such assets shall automatically, without the need for any further action by any Person, be released, terminated and discharged:

(1)                                 in connection with asset sales or dispositions permitted or not prohibited under Section 4.11;

(2)                                 with the requisite consent of the Holders of Notes pursuant to Section 9.02;

(3)                                 if any Guarantor is released from its Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor becoming an Immaterial Subsidiary or ceasing to be a Restricted Subsidiary), such Guarantor’s assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations;

(4)                                 if such release is required in accordance with the terms of the Intercreditor Agreement or any Collateral Agreements;

(5)                                 in the event that any assets constituting Collateral become Excluded Assets; or

(6)                                 upon legal defeasance or covenant defeasance or satisfaction and discharge of this Indenture.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

Section 12.05                      Release upon Satisfaction or Defeasance of All Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02 or (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.01.

Section 12.06                      Possession and Use of Collateral.

Subject to the provisions of the Collateral Agreements, the Company and the Guarantors shall have the right to remain in possession, to retain exclusive control of and to exercise all rights with respect to the Collateral and otherwise comply with Section 12.09 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

Section 12.07                      Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor such instruments, documents, agreements and filings (as prepared by the Company or such Guarantor) evidencing such disclaimer, release or quit-claim promptly after receipt of an Officers’ Certificate to the extent that such disclaimer, release or quit-claim complies with Section 12.04 (upon which the trustee may exclusively and conclusively rely).  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 12.08                      Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.09                      Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

U.S. Bank National Association is hereby appointed Collateral Agent.  Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders (but with no duty or obligation to do so), take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).  Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

It is understood and acknowledged by the Holders that the Collateral Agent is not required to exercise any rights or discretion granted to it under any of the Collateral Agreements and all rights of the Collateral Agent, including rights to consent, request, direct and approve matters granted therein, are subject to the provisions of this Indenture and the rights, protections and limitations from liability afforded to the Collateral Agent under the Indenture, including, without limitation those in Section 7.12.

Section 12.10                      Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 12.11                      Intercreditor Agreement.

This Indenture and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture with respect to lien priority or rights and remedies in connection with the Common Collateral, the terms of the Intercreditor Agreement shall govern.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Very truly yours,

AMERICAN APPAREL, INC.

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

INDENTURE

GUARANTORS:

AMERICAN APPAREL (USA), LLC

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

AMERICAN APPAREL RETAIL, INC.

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

AMERICAN APPAREL DYEING & FINISHING, INC.

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

KCL KNITTING, LLC

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

FRESH AIR FREIGHT, INC.

By:	/s/ Glenn Weinman
Name:	Glenn Weinman
Title:	Executive Vice President, General Counsel and Secretary

INDENTURE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Thomas Zrust
Name: Thomas Zrust
Title: Vice President

INDENTURE

EXHIBIT A

[FORM OF NOTE]

[PRIVATE PLACEMENT LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF

THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

[REGULATION S LEGEND]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON

[ORIGINAL ISSUE DISCOUNT LEGEND]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY, JOHN LUTTRELL, AT (213) 488-0226 OR 747 WAREHOUSE STREET, LOS ANGELES, CALIFORNIA 90021.

AMERICAN APPAREL, INC.

13.0% SENIOR SECURED NOTES DUE 2020

CUSIP No. [              ]

No. [              ]

$[              ]
[or such other principal amount as
shall be set forth in the Schedule
of Exchanges of Interests in the
Global Note attached hereto]

American Apparel, Inc., a Delaware corporation (the “Company”), for value received promises to pay to [                               ], or registered assigns, the principal sum of [                          ] DOLLARS ($              ) [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto] on [                    ], 2020, and to pay interest thereon as hereinafter set forth.

Interest Rate:  13.0%, subject to increase to 15% under certain circumstances as described in Section 1 on the reverse side of this Note.

Interest Payment Dates:  April 15 and October 15, commencing October 15, 2013.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

AMERICAN APPAREL, INC.

By:

Name:

Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 13.0% Senior Secured Notes due 2020 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Dated:
Authorized Signatory

(REVERSE OF NOTE)
13.0% Senior Secured Note due 2020

(1)                                 Interest.  American Apparel, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above [and shall pay Additional Interest, if any, pursuant to the Registration Rights Agreement referred to below].(1)  Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.  The Company will pay interest in cash semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”) beginning on October 15, 2013; provided that if any such day is not a Business Day, on the next succeeding Business Day such interest shall be payable.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall pay interest on overdue principal of (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of this Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of proceeding under bankruptcy, insolvency or similar laws) and premium, if any, on the Notes at 1% per annum in excess of the rate per annum set forth in the Notes (the “Default Rate”), and it shall pay interest on overdue installments of interest, if any, at the same Default Rate to the extent lawful.

If a Special Interest Trigger Event occurs, interest on the Notes will accrue at the rate of 15.0% per annum, retroactive to the Issue Date. If a Special Interest Trigger Event occurs, for any interest payment date prior to April 15, 2018, the Company will, in lieu of the payment in cash of interest due on the Notes which is in excess of 13.0% per annum (other than default interest as described above), pay such amount in excess of 13.0% per annum (and only such excess amount) (the “Special Interest”) by adding such Special Interest to the principal amount of the Notes on such interest payment date. If a Special Interest Trigger Event occurs, the Special Interest will apply retroactively to the Issue Date and the Company will pay an amount equal to such Special Interest owning on the Notes since the Issue Date on April 15, 2014. For each interest payment date on or after April 15, 2018, interest on the Notes will be payable only in cash.

(2)                                 Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date.  The Company will pay principal and interest in money of the United States that at the time of payment is U.S. Legal Tender.  The Company will pay principal (and premium, if any) on Physical Notes at the Trustee’s corporate trust office. At its option, the Company may pay interest on Physical Notes at the Trustee’s corporate trust office or by check mailed to the registered address of each Holder. All payments of principal (and premium, if any) and interest on global Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof and in accordance with Applicable Procedures.

(1)  Include if registration rights.

(3)                                 Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

(4)                                 Indenture.  The Notes were issued under an Indenture, dated as of April 4, 2013 (the “Indenture”), by and between the Company, the Guarantors, the Trustee and Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms.  The Notes are senior secured obligations of the Company.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

(5)                                 Redemption.

(a)                                 Optional Redemption on or after April 15, 2017.  Except as described in Sections (5)(b) and (c) below, the Notes shall not be redeemable prior to April 15, 2017.  On April 15, 2017 and at any time and from time to time thereafter, the Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below:

Year	Percentage
2017	106.50%
2018	103.25%
2019 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest to, but not including, the Redemption Date on the Notes redeemed (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 Optional Redemption Upon Equity Offerings.  At any time, and from time to time, prior to April 15, 2017, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under the Indenture at a Redemption Price of 113.00% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of Record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i)                                     at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued under the Indenture remains outstanding immediately after any such redemption; and

(ii)                                  the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)                                  Optional Redemption prior to April 15, 2017.  At any time, and from time to time, prior to April 15, 2017, the Notes may be redeemed by the Company in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).  Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

(d)                                 Notice of Redemption.  Notice of redemption will be delivered electronically in accordance with Applicable Procedures in the case of the Global Notes or, in the case of the Physical Notes, mailed by first-class mail, in each case at least thirty (30) days but not more than sixty (60) days before the Redemption Date to the Trustee and each Holder to be redeemed at its registered address, except that redemption notices may be delivered more than sixty (60) days prior to a redemption if the notice is issued in connection with a legal defeasance or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Sections 8.01 and 8.02, respectively.  If fewer than all of the Notes are to be redeemed, at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Applicable Procedures), unless such method is otherwise prohibited.  Notes in denominations of $2,000 or an integral multiple of $1,000 in excess thereof may be redeemed in part.

(e)                                  Redemption Funds.  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such Redemption Price plus accrued and unpaid interest (but not including) the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

(f)                                   Mandatory Redemption.  If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Notes’ issuance (each, an “AHYDO Redemption date”), the Issuer will be required to redeem for cash a portion of each Note then outstanding equal to the Mandatory Principal Redemption Amount (each such redemption, a “Mandatory Principal Redemption”). The Redemption Price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the indenture governing the Notes will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

(g)                                  Sinking Fund.  The Company shall not be required to make any sinking fund payments with respect to the Notes.

(6)                                 Offers to Purchase.  Sections 4.10 and 4.11 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain principal amounts of the Notes in accordance with the procedures set forth in the Indenture.

(7)                                 Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the giving of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any Note being redeemed in part or (iii) tendered and not withdrawn in connection with a Change of Control Offer or a Net Proceeds Offer.

(8)                                 Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

(9)                                 Unclaimed Money.  Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(10)                          Discharge Prior to Redemption or Maturity.  If the Company at any time irrevocably deposits with the Trustee, in trust, for the benefit of the Holders in U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts and at such times as are sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest, on the Notes when such payments are due from the deposits referred to above; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the Redemption Date.

(11)                          Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Guarantees or the Collateral Agreements may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes, the Guarantees or the Collateral Agreements may be waived with the written consent of the Holders of a majority, and in certain circumstances, Holders of at least 66 2/3%, in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees or the Collateral Agreements in accordance with Section 9.01 of the Indenture.

(12)                          Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock or Preferred Stock (with respect to Restricted Subsidiaries), grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

(13)                          Successors.  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees, the Indenture and the Collateral Agreements, the predecessor will be released from those obligations.

(14)                          Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture and under the TIA.  The Trustee is not obligated to enforce the Indenture or the Notes at the request, order or direction of any of the Holders unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and except in case of a failure to comply with Article V of the Indenture) if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding notice is in their interest.

(15)                          Trustee and Collateral Agent Dealings with Company.  Subject to the terms of the TIA and the Indenture, the Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee or the Collateral Agent.

(16)                          No Recourse Against Others.  No past, present or future director, officer, member, manager, employee, incorporator, or stockholder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiaries under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, or in respect of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities law.

(17)                          Guarantee.  Subject to the terms and conditions of Article X of the Indenture, payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(18)                          Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement, dated as of April 4, 2013, by and among Capital One Leverage Finance Corp., as administrative agent under the Credit Agreement, the Collateral Agent, the Company and the Guarantors (as amended, restated, amended and restated, supplemented or otherwise modified, the “Intercreditor Agreement”), and all such replacement Intercreditor Agreements and each of the Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Common Collateral, the terms of the Intercreditor Agreement shall govern.

(19)                          Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

(20)                          Governing Law.  THE INDENTURE, THIS NOTE, THE GUARANTEES AND THE COLLATERAL AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING

OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

(21)                          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

(22)                          Security.  The Company’s and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

(23)                          Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(24)                          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

(25)                          [Registration Rights.  Pursuant to the Registration Rights Agreement, the Company has agreed to consummate an Exchange Offer pursuant to which the Holders of the Notes shall have the right to exchange the Notes for notes that have identical terms in all material respects as the Notes (except that the exchange notes will not be subject to restrictions on transfer) and are registered under the Securities Act.  The Holders shall be entitled to receive Additional Interest in the event such Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such Registration Rights Agreement.](2)

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021, Attention: Glenn A. Weinman, Executive Vice President, General Counsel and Secretary.

(2)  Include if registration rights.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box:

Section 4.10 [       ]

Section 4.11 [       ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):

$

Dated:	Signature:

NOTICE:

The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Social Security or
Tax ID No

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of an interest in another Global Note or a Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

[FORM OF LEGEND FOR GLOBAL NOTES]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

American Apparel, Inc.
747 Warehouse Street

Los Angeles, California 90021

Attention: Glenn A. Weinman

Executive Vice President, General Counsel and Secretary

U.S. Bank National Association
1420 Fifth Avenue, 7th Floor

Seattle, WA 98101

Attention:  Global Corporate Trust Services

Re:                             13.0% Senior Secured Notes due 2020 (the “Notes”) of American Apparel, Inc.

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of April 4, 2013 (the “Indenture”), among American Apparel, Inc., a Delaware corporation (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Physical Note (as defined herein) pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Physical

Notes bearing the Private Placement Legend (each a “Restricted Physical Note”) and in the Indenture and the Securities Act.

2.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

3.                                      ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes bearing the Private Placement Legend (each a “Restricted Global Note”) and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Security and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Physical Notes and in the Indenture and the Securities Act.

4.                                      ☐  Check if Transferee will take delivery of a beneficial interest in an unrestricted Global Note or of an unrestricted Physical Note.

(a)                                 ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b)                                 ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c)                                  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐  a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP ), or
(ii)	☐ Regulation S Global Note (CUSIP ),
(iii)	☐ IAI Global Note (CUSIP ); or

(b)                                 ☐  a Restricted Physical Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP ), or
(ii)	☐ Regulation S Global Note (CUSIP ),
(iii)	☐ IAI Global Note (CUSIP ); or
(iv)	☐ Unrestricted Global Note (CUSIP );

(b)                                 ☐  a Restricted Physical Note; or

(c)                                  ☐  an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

American Apparel, Inc.
747 Warehouse Street

Los Angeles, California 90021

Attention: Glenn A. Weinman

Executive Vice President, General Counsel and Secretary

U.S. Bank National Association

1420 Fifth Avenue, 7th Floor

Seattle, WA 98101

Attention:  Global Corporate Trust Services

Re:  13.0% Senior Secured Notes due 2020 of American Apparel, Inc.

Reference is hereby made to the Indenture, dated as of April 4, 2013 (the “Indenture”), among American Apparel, Inc., a Delaware corporation (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                   in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Global Note bearing the Private Placement Legend (each a “Restricted Global Note”) for a beneficial interest in an unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to unrestricted Physical Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an unrestricted Physical Note, the Owner hereby certifies (i) the Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐  Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Physical Note bearing the Private Placement Legend (each a ‘‘Restricted Physical Note”) for a beneficial interest in an unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐  Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note.  In connection with the Owner’s Exchange of a Restricted Physical Note for an unrestricted Physical Note, the Owner hereby certifies (i) the unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Physical Notes or Beneficial Interests in Restricted Global Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Physical Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Physical Note with an equal principal amount, the Owner hereby certifies that the Restricted Physical Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Physical Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Physical Note and in the Indenture and the Securities Act.

(b)                                 ☐  Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:

EXHIBIT E

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

American Apparel, Inc.
747 Warehouse Street

Los Angeles, California 90021

Attention: Glenn A. Weinman

Executive Vice President, General Counsel and Secretary

U.S. Bank National Association
1420 Fifth Avenue, 7th Floor

Seattle, WA 98101

Attention:  Global Corporate Trust Services

Re:  13.0% Senior Secured Notes due 2020 of American Apparel, Inc.

Reference is hereby made to the Indenture, dated as of April 4, 2013 (the “Indenture”), among American Apparel, Inc., a Delaware corporation (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)                                 ☐  a beneficial interest in a Global Note, or

(b)                                 ☐  a Physical Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144A under the Securities Act, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior

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to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to another available exemption from the registration requirements of the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Institutional Accredited Investor]

By:

Name:

Title:

Dated:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a “Guaranteeing Subsidiary”), American Apparel, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 4, 2013, providing for the issuance of 13.0% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee, subject to Article X of the Indenture, all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and delivery this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Joinder to Indenture.  Each of the Guaranteeing Subsidiaries hereby agree to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such Guaranteeing Subsidiary executed the Indenture on the date thereof.

3.                                      Agreement to Guarantee.  Each Guaranteeing Subsidiary hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees the Notes and the obligations of the Company under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and agrees to be bound by (and shall be entitled to the benefits of ) all other applicable provisions of the Indenture as a Guarantor.

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4.                                      Termination, Release and Discharge.  Each Guaranteeing Subsidiary’s Guarantee shall terminate and be of no further force and effect, and each Guaranteeing Subsidiary shall be automatically and unconditionally released from its Guarantee without any action required on the part of the Trustee or any Holder, as set forth in Section 10.02 of the Indenture.

5.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

7.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date written below.

AMERICAN APPAREL, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:

[ ]

By:
Name:
Title:

THE TRUSTEE:

U.S. Bank National Association, as Trustee

By:
Name:
Title: